Exhibit (a)(2)

                 THE HYPERION TOTAL RETURN AND INCOME FUND, INC.

                              Articles of Amendment

     THE HYPERION TOTAL RETURN AND INCOME FUND, INC., a Maryland corporation, having its principal office in Maryland in Baltimore City (which is hereinafter called the ("Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Article II of the Charter of the Corporation is hereby amended in its entirety to read as follows:

     The name of the Corporation is THE HYPERION TOTAL RETURN FUND, INC. ("the "Corporation").

     SECOND: The amendment does not increase the authorized stock of the Corporation.

     THIRD: The foregoing amendment to the Charter of the Corporation was advised by the Board of Directors and approved by the stockholders of the Corporation.

     IN WITNESS WHEREOF, The Hyperion Total Return and Income Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on July 21, 1989.


WITNESS:                                     THE HYPERION TOTAL RETURN AND
                                                  INCOME FUND, INC.


     /s/ Patricia A. Sloan                      /s/ Clinton J. Kendrick
---------------------------                  ----------------------------------
       Patricia A. Sloan                            Clinton J. Kendrick
          Secretary                                 President

         THE UNDERSIGNED, President of The Hyperion Total Return and Income Fund, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                                 /s/ Clinton J. Kendrick
                                        --------------------------------------
                                                  Clinton J. Kendrick
                                                  President